Exhibit 99

FOCUSED EXECUTION CONTINUES TO DELIVER RESULTS FOR MASCO IN THE FIRST QUARTER 2015

Key Highlights

•                  Sales increased 3 percent to $2 billion and increased 7 percent excluding the effects of foreign currency translation

•                  North American sales increased 5 percent; International sales increased 10 percent in local currency

•                  Adjusted operating profit increased 15 percent to $181 million

•                  Adjusted EPS increased 43 percent to $.20 per common share

TAYLOR, Mich. (April 28, 2015) — Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded building products, reported net sales and operating profit growth in the first quarter of 2015 with all segments reporting increased sales in local currency. Adjusted operating profit margin rose to 9 percent, reflecting the Company’s focused execution and commitment to cost control.

“The momentum we built over the past several years carried into the first quarter as we realized top- and bottom- line growth as well as margin expansion. Our customer-focused innovation and leading brands drove consumer demand across the segments,” said Masco’s President and CEO Keith Allman. “In local currency, both Delta Faucet and Hansgrohe achieved their highest sales quarters ever. Our focus on the pro painter and new products drove sales in the Decorative Architectural segment. The Other Specialty segment’s ongoing commitment to innovation led to strengthened results. The Installation segment continues to perform well, benefiting from strategic diversification into commercial construction and a recovering housing environment. In the Cabinets and Related Products segment, our efforts to improve execution are paying off as we increased sales to home centers and builders while improving profitability.”

2015 First Quarter Commentary

•                  Net sales from continuing operations increased 3 percent to $2 billion. North American sales increased 5 percent and international sales decreased 8 percent in U.S. dollars but increased 10 percent in local currency

•                  Compared to first quarter 2014, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross margins improved to 28.2 percent compared to 28 percent

•                  Operating margins improved to 9 percent compared to 8 percent

•                  Income from continuing operations was $.20 per common share compared to $.14 per common share

•                  Income from continuing operations, as reported, was $.18 per common share

•                  Liquidity at the end of the first quarter was approximately $1.8 billion

•                  Approximately 4 million shares were repurchased in the first quarter

2015 First Quarter Operating Segment Highlights

•                  Plumbing Products’ net sales decreased 1 percent, but increased 8 percent excluding the effect of foreign currency translation, fueled by continued strength in the wholesale channel

•                  Decorative Architectural Products’ net sales increased 2 percent driven by the pro paint initiative and builders’ hardware program wins

•                  Cabinets and Related Products’ net sales increased 5 percent, driven by continued growth with builders as well as KraftMaid Cabinetry’s sales growth with home centers and dealers

•                  Installation and Other Services’ net sales increased 7 percent with growth across all channels

•                  Other Specialty Products’ net sales increased 7 percent, led by a strong performance across all channels and geographies

Outlook

“We are pleased with our solid start to the year. Our businesses are performing well and executing as planned,” continued Mr. Allman. “Our repair and remodel business is growing, with increasing demand for our products across all price points. We remain focused on driving shareholder value and returning cash to shareholders, as evidenced by approximately $135 million we returned to shareholders in the first quarter through dividends and share repurchases. Our outlook for the year remains positive as we anticipate increasing demand for our market-leading products and services.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of branded building products, as well as a leading provider of services that include the installation of insulation and other building products.

The 2015 first quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, April 28, 2015 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 15309385. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 15309385. The telephone replay will be available approximately two hours after the end of the call and continue through May 23, 2015.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and purchasing practices, our ability to improve our underperforming businesses, our ability to maintain our competitive position in our industries, risks associated with the proposed spin-off of our Services Business, our ability to realize the expected benefits of the spin-off, the timing and terms of our share repurchase program, and our ability to reduce corporate expense and simplify our organizational structure. We discuss many of the risks we face in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Our forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

Investor Contact

Irene Tasi

Director — Investor Relations

313.792.5500

irene_tasi@mascohq.com

# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months Ended March 31, 2015 and 2014
(in millions, except per common share data)

	Three Months Ended
	March 31,
	2015	2014

Net sales	$2,018	$1,965
Cost of sales	1,450	1,418
Gross profit	568	547

Selling, general and administrative expenses	397	395
Operating profit	171	152

Other income (expense), net	(55)	(59)
Income from continuing operations before income taxes	116	93

Income taxes	43	5
Income from continuing operations	73	88

Loss from discontinued operations	—	(2)
Net income	73	86

Less: Net income attributable to noncontrolling interest	9	12
Net income attributable to Masco Corporation	$64	$74

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.18	$0.21
Loss from discontinued operations	—	(0.01)
Net income	$0.18	$0.21

Average diluted common shares outstanding	347	354

Amounts attributable to Masco Corporation:
Income from continuing operations	$64	$76
Loss from discontinued operations	—	(2)
Net income attributable to Masco Corporation	$64	$74

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2015 and 2014
(in millions, except per common share data)

	Three Months Ended
	March 31,
	2015	2014
Gross Profit and Operating Profit Reconciliations

Net sales	$2,018	$1,965

Gross profit, as reported	$568	$547

Rationalization charges	1	4

Gross profit, as adjusted	$569	$551

Gross margin, as reported	28.1%	27.8%
Gross margin, as adjusted	28.2%	28.0%

Operating profit, as reported	$171	$152

Rationalization charges	6	5
Costs related to spin-off of Services Business	4	—

Operating profit, as adjusted	$181	$157

Operating margin, as reported	8.5%	7.7%
Operating margin, as adjusted	9.0%	8.0%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$116	$93

Rationalization charges	6	5
Costs related to spin-off of Services Business	4	—
Gains from financial investments, net	(2)	(1)
Equity investments loss, net	—	2
Income from continuing operations before income taxes, as adjusted	124	99

Tax at 36% rate	(45)	(36)

Less: Net income attributable to noncontrolling interest	9	12

Income from continuing operations, as adjusted	$70	$51

Income per common share, as adjusted	$0.20	$0.14

Average diluted common shares outstanding	347	354

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data - Unaudited
(dollars in millions)

	March 31,	December 31,
	2015	2014
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,578	$1,383
Short-term bank deposits	197	306
Receivables	1,248	1,040
Inventories	863	819
Prepaid expenses and other	293	315
Total Current Assets	4,179	3,863

Property and equipment, net	1,106	1,139
Goodwill	1,878	1,884
Other intangible assets, net	158	145
Other assets	147	136
Total Assets	$7,468	$7,167

Liabilities
Current Liabilities:
Accounts payable	$1,019	$950
Notes payable	506	505
Accrued liabilities	682	756
Total Current Liabilities	2,207	2,211

Long-term debt	3,418	2,919
Deferred income taxes and other	884	909
Total Liabilities	6,509	6,039
Equity	959	1,128
Total Liabilities and Equity	$7,468	$7,167

	As of
	March 31,	March 31,
	2015	2014
Other Financial Data
Working Capital Days
Receivable days	50	51
Inventory days	51	52
Accounts Payable days	71	68
Working capital	$1,092	$1,099
Working capital as a % of sales (LTM)	12.7%	13.3%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statement of Cash Flows
and Other Data - Unaudited	(dollars in millions)

	March 31,	March 31,
	2015	2014
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$144	$121
Working capital changes	(296)	(365)
Net cash for operating activities	(152)	(244)

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(103)	(39)
Cash dividends paid	(32)	(27)
Issuance of notes, net of issuance costs	497	—
Net cash from (for) financing activities	362	(66)

Cash Flows From (For) Investing Activities:
Capital expenditures	(32)	(26)
Other, net	43	20
Net cash from (for) investing activities	11	(6)

Effect of exchange rate changes on cash and cash investments	(26)	(1)

Cash and Cash Investments:
Increase (decrease) for the year	195	(317)
At January 1	1,383	1,223
At March 31	$1,578	$906

	As of March 31,
	2015	2014
Liquidity
Cash and cash investments	$1,578	$906
Short-term bank deposits	197	305
Total Liquidity	$1,775	$1,211

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2015 and 2014
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
Cabinets and Related Products
Net sales	$249	$237	5%

Operating loss, as reported	$(4)	$(12)
Operating margin, as reported	-1.6%	-5.1%

Rationalization charges	2	2
Accelerated depreciation related to plant closures	—	1
Operating loss, as adjusted	(2)	(9)
Operating margin, as adjusted	-0.8%	-3.8%

Depreciation and amortization	7	9

EBITDA, as adjusted	$5	$—

Plumbing Products
Net sales	$796	$800	-1%

Operating profit, as reported	$111	$119
Operating margin, as reported	13.9%	14.9%

Rationalization charges	1	2
Operating profit, as adjusted	112	121
Operating margin, as adjusted	14.1%	15.1%

Depreciation and amortization	14	15

EBITDA, as adjusted	$126	$136

Installation and Other Services
Net sales	$359	$335	7%

Operating profit (loss), as reported	$7	$(4)
Operating margin, as reported	1.9%	-1.2%

Costs related to spin-off of Services Business	1	—
Operating profit (loss), as adjusted	8	(4)
Operating margin, as adjusted	2.2%	-1.2%

Depreciation and amortization	3	6

EBITDA, as adjusted	$11	$2

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2015 and 2014
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
Decorative Architectural Products
Net sales	$451	$441	2%

Operating profit, as reported	$83	$76
Operating margin, as reported	18.4%	17.2%

Depreciation and amortization	4	4

EBITDA	$87	$80

Other Specialty Products
Net sales	$163	$152	7%

Operating profit, as reported	$6	$5
Operating margin, as reported	3.7%	3.3%

Depreciation and amortization	4	5

EBITDA	$10	$10

Total
Net sales	$2,018	$1,965	3%

Operating profit, as reported - segment	$203	$184
General corporate expense, net (GCE)	(32)	(32)
Operating profit, as reported	171	152
Operating margin, as reported	8.5%	7.7%

Rationalization charges - segment	3	4
Accelerated depreciation - segment	—	1
Costs related to spin-off of Services Business - segment	1	—
Rationalization charges - GCE	3	—
Costs related to spin-off of Services Business - GCE	3	—
Operating profit, as adjusted	181	157
Operating margin, as adjusted	9.0%	8.0%

Depreciation and amortization - segment	32	39
Depreciation and amortization - non-operating	2	3

EBITDA, as adjusted	$215	$199

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months Ended March 31, 2015 and 2014
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
North American
Net sales	$1,641	$1,556	5%

Operating profit, as reported	$158	$129
Operating margin, as reported	9.6%	8.3%

Rationalization charges	2	3
Accelerated depreciation related to plant closures	—	1
Costs related to spin-off of Services Business	1	—
Operating profit, as adjusted	161	133
Operating margin, as adjusted	9.8%	8.5%

Depreciation and amortization	23	29

EBITDA, as adjusted	$184	$162

International
Net sales	$377	$409	-8%

Operating profit, as reported	$45	$55
Operating margin, as reported	11.9%	13.4%

Rationalization charges	1	1
Operating profit, as adjusted	46	56
Operating margin, as adjusted	12.2%	13.7%

Depreciation and amortization	9	10

EBITDA, as adjusted	$55	$66

Total
Net sales	$2,018	$1,965	3%

Operating profit, as reported - segment	$203	$184
General corporate expense, net (GCE)	(32)	(32)
Operating profit, as reported	171	152
Operating margin, as reported	8.5%	7.7%

Rationalization charges - segment	3	4
Accelerated depreciation - segment	—	1
Costs related to spin-off of Services Business - segment	1	—
Rationalization charges - GCE	3	—
Costs related to spin-off of Services Business - GCE	3	—
Operating profit, as adjusted	181	157
Operating margin, as adjusted	9.0%	8.0%

Depreciation and amortization - segment	32	39
Depreciation and amortization - non-operating	2	3

EBITDA, as adjusted	$215	$199

Historical information is available on our website.